UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Metasolv, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METASOLV, INC.

5560 Tennyson Parkway

Plano, Texas 75024

April 18, 2003

TO THE STOCKHOLDERS OF METASOLV, INC.

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MetaSolv, Inc. (the “Company”), which will be held at the Company’s headquarters located at 5560 Tennyson Parkway, Plano, Texas 75024, on Tuesday, May 20, 2003, at 10:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND the Annual Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE PAID envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

James P. Janicki

Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

All stockholders are invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed Proxy as promptly as possible. Returning your Proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any registered stockholder attending the meeting may vote in person even if he or she has returned the Proxy.

METASOLV, INC.

5560 Tennyson Parkway

Plano, Texas 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 20, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of MetaSolv, Inc. (the “Company”) will be held at the Company’s headquarters, located at 5560 Tennyson Parkway, Plano, Texas, 75024, on Tuesday, May 20, 2003, at 10:00 a.m. for the following purposes:

1. To elect two directors to the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified or until their earlier death, resignation, or removal from office; and

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on March 31, 2003 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 5560 Tennyson Parkway, Plano, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting, and also at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Jonathan K. Hustis

Vice President—Business Services, General

Counsel and Corporate Secretary

Plano, Texas

April 18, 2003

METASOLV, INC.

5560 Tennyson Parkway

Plano, Texas 75024

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 20, 2003

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of MetaSolv, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters, located at 5560 Tennyson Parkway, Plano, Texas 75024, on Tuesday, May 20, 2003, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 18, 2003.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock, par value $0.005 per share (“Common Stock”), is the only type of security entitled to vote at the Annual Meeting. On March 31, 2003, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 37,892,464 shares of Common Stock outstanding. Each stockholder of record on March 31, 2003 is entitled to one vote for each share of Common Stock held by such stockholder. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proxies

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees to the Board of Directors (as set forth in the Proposal), and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, you must send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The solicitation of proxies is made by the Company’s Board of Directors. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL

ELECTION OF DIRECTORS

The Company currently has authorized seven directors to serve on its Board of Directors. In accordance with the terms of the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, with directors whose term will expire at the 2003 Annual Meeting; Class II, with directors whose term will expire at the 2004 Annual Meeting; and Class III, with directors whose term will expire at the 2005 Annual Meeting. At the 2003 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2006 or until such directors’ respective successors are elected and qualified, or until their earlier death, resignation, or removal from office. The Board of Directors has selected two nominees as the nominees for Class I. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Term Ending in 2006

Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Name	Director Since	Age
Royce J. Holland	2000	55
Terry L. Scott	2003	52

Royce J. Holland has served as a director of the Company since May 2000. Mr. Holland co-founded Allegiance Telecom, a telecommunications services provider, in 1997 and has served as its Chairman of the

Board and Chief Executive Officer since then. Previously, Mr. Holland was at MFS Communications Company, Inc., a communications services provider, as a Co-founder and a Director from its inception in 1988, and also as President from 1990, through the completion of its merger with WorldCom in December 1996. In January 1993, President George Bush appointed Mr. Holland to the National Security Telecommunications Advisory Committee. Mr. Holland has over twenty-five years experience in the telecommunications, independent power and engineering/construction industries.

Terry L. Scott has served as a director of the Company since February 2003. From November 1995 to August 2002 Mr. Scott served at various times as an independent director and audit committee member for five companies, including Terion, Inc., a wireless application service provider. In addition, from November 1995 to September 1997, he was President and Chief Executive Officer of Terion, and from September 1997 to July 1999 he was its Chairman of the Board and Chief Executive Officer. Terion filed for bankruptcy in January 2002. Mr. Scott was with Paging Network, Inc. from 1981 through 1995 where he held various senior executive positions including serving as its Senior Vice President of Finance and Chief Financial Officer, and then as President and Chief Executive Officer from 1993 to November 1995.

Directors

Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Name	Director Since	Term Ending	Age
Lawrence J. Bouman	2000	2004	56
John E. Berndt	2002	2005	62
Thomas Curtis Holmes, Jr.	2001	2004	41

Mr. Bouman has served as a director of the Company since November 2000. Since January 1999, Mr. Bouman has served as a technology advisor and independent consultant to several private communications and technology companies. From October 1995 to June 1998, Mr. Bouman was Senior Vice President and Chief Technology Officer of LCI International, Inc., a communications services provider. From June 1998 to January 1999, Mr. Bouman served as a member of the acquisition transition team following Qwest Communications International, Inc.’s acquisition of LCI International. Prior to 1995, Mr. Bouman held several senior positions with MCI Telecommunications Corporation. From September 1999 to October 2000, Mr. Bouman served as a director of Net Tel, a competitive local exchange carrier. Mr. Bouman resigned as a director on October 2, 2000 and Net-Tel filed for bankruptcy on November 3, 2000. Mr. Bouman serves as a director of Broadwing, Inc., a communications services provider.

Mr. Berndt has served as a director of the Company since May 2002. He retired from Sprint Corporation on September 30, 2000. From 1998 to September 2000, Mr. Berndt was President of Sprint International, an operating unit of Sprint Corporation. From 1997 to 1998, Mr. Berndt was President of Flour Daniel Telecom, an operating company of Flour Daniel, Inc. Mr. Berndt was President of AT&T New Business Development/Multimedia Ventures from 1993 until the spin-off of Lucent Technologies from AT&T occurred in 1996. Mr. Berndt serves as a director and member of the audit and compensation committees of Telular Corporation, a designer, developer and manufacturer of products for the cellular fixed wireless telecommunications industry and as a director of Calence, Inc., a privately held communications networking consulting company. Mr. Berndt also serves as a member of the advisory boards of Arris Ventures, a private equity firm which provides capital to young companies in the technology and life sciences industries and One Touch Systems, a private company which designs, develops and manufactures interactive distance learning systems.

Mr. Holmes has served as President and Chief Operating Officer of the Company since January 2001 and as a director since May 2001. From December 1996 to December 2000, Mr. Holmes served as Vice President and

General Manager of the Intelligent Network Unit of Lucent Technologies, Inc., where his responsibilities included strategic planning, product marketing, product management, development and deployment of enhanced services applications. From July 1994 to December 1996, Mr. Holmes served as Applications Group Director for Operations Support Systems for Lucent Technologies/AT&T Network Systems.

Mr. Janicki co-founded the Company in July 1992 and since such time has served in various capacities. Mr. Janicki was appointed Chief Executive Officer in May 1999 and also currently serves as the Company’s Chief Technology Officer. He served as President of the Company from April 1994 until January 2001 and has served as a director of the Company since April 1994. From June 1982 to July 1992, Mr. Janicki was at Texas Instruments where he served in many capacities, including as manager of the Texas Instruments’ CASE consulting practice from July 1987 to August 1990 and as manager of the Template software business from August 1990 until July 1992. Texas Instruments develops and manufactures semiconductors and other products in the electrical and electronics industry.

Mr. White has served as a director of the Company since December 1998 and Chairman of the Board of Directors since August 1999. Mr. White was Vice President and Chief Information Officer for Compaq Computer, a developer and marketer of computer hardware and software, from February 1994 to October 1998, where he served as a member of the executive management team, overseeing Compaq’s worldwide information systems activities. Prior to February 1994, Mr. White was President of the Information Technology Group and Chief Information Officer for Texas Instruments. Mr. White serves as a director and member of the Compensation Committee of Citrix, a provider of server-based computing solutions, and as a director of MigraTec, Inc., a provider of software solutions for migrating between computer environments.

Board of Directors Meetings and Committees

During 2002, the Board of Directors held 7 meetings and acted by written consent on 2 occasions. For the fiscal year, each of the directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee (formerly the Nominating Committee).

During 2002, the Audit Committee of the Board of Directors held 8 meetings and acted by written consent on 2 occasions. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Berndt, Holland, Scott and White. The Board of Directors has designated Terry L. Scott as the Company’s Audit Committee financial expert. Mr. Scott is an independent director as defined in the Securities and Exchange Act of 1934. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. Each member of the Audit Committee is an “independent director,” as such term is defined in Rule 4200(a)(14) of The Nasdaq Marketplace Rules and applicable law, including the Sarbanes-Oxley Act of 2002.

During 2002, the Compensation Committee held 1 meeting and acted by written consent on 4 occasions. The Compensation Committee is responsible for (i) establishing compensation programs designed to attract, motivate and retain key executives responsible for the Company’s success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company’s Chief Executive Officer and other executive officers. The members of the Compensation Committee are Messrs. Bouman and Holland.

During 2002, the Governance Committee held 1 meeting and acted by written consent on 2 occasions. The Governance Committee is responsible for (i) making nominations to fill vacancies on the Board of Directors,

(ii) making recommendations to the Board of Directors regarding board policies and structure, (iii) overseeing the development and periodic review of corporate governance guidelines for the Company, (iv) director compensation, (v) leading the Board of Directors in its annual performance review and (vi) other issues of corporate governance. The members of the Governance Committee are Messrs. Berndt, Bouman and White. Nominations by stockholders of persons for election to the Board of Directors may be made by giving adequate notice to the Company’s Secretary. To be adequate, the nomination notice must be delivered to the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The Governance Committee will consider persons recommended by stockholders.

Director Compensation

Non-employee directors receive $1,500 for each Board of Directors or standing committee meeting attended (on a non Board of Directors meeting day) in person, and $300 per meeting attended by teleconference. All directors are reimbursed for reasonable expenses incurred by them in attending Board of Directors and committee meetings.

In addition to the meeting fees, non-employee directors also receive an annual retainer for service on the Board of Directors and for service as the chairman of the board or any standing board committee. Each non-employee director may elect to receive the annual retainer, which is paid quarterly, in either cash ($15,000 annually), or restricted stock of the Company ($20,000 annually in restricted stock). The chairman of the Board of Directors and the chairman of the Audit Committee each receive an additional annual retainer, paid quarterly, which they may elect to receive in either cash ($7,500 annually), or restricted stock of the Company ($9,000 annually in restricted stock); and any director serving as the chairman of any other standing committee of the Board of Directors receives an annual retainer, paid quarterly, which they may elect to receive in either cash ($5,000 annually), or restricted stock of the Company ($6,500 annually in restricted stock). Restricted stock granted to non-employee directors will have a price equal to the fair market value of the Common Stock of the Company on the date of grant and will vest one year following the date of grant.

Each non-employee director is also granted a one-time option to purchase up to 30,000 shares of Common Stock under the Company’s Long-Term Incentive Plan on the date he or she is first elected to the Board of Directors (applicable to non-employee directors first elected in 2003 and later). A non-employee director is granted an additional option to purchase up to 15,000 shares of Common Stock under the Long-Term Incentive Plan for each successive year that he or she serves as a member of the Board of Directors. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will have a term to be determined by the Governance Committee and will generally terminate within a specified time, as defined in the Long-Term Incentive Plan, following the date the option holder ceases to be a director. With respect to the option grant of 30,000 shares upon a non-employee director’s initial election to the Board of Directors, 15,000 of the shares are immediately vested and the remaining 15,000 vest in equal monthly installments over the director’s first 12 months of service. With respect to the option grant of 15,000 shares for each successive year that a non-employee director serves as a member of the Board of Directors, the shares vest in equal monthly installments over the 12 months following such grant.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2003, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Unless otherwise indicated, each person named below has an address in care of the Company’s principal executive offices. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Applicable percentage of ownership as of February 28, 2003 is based upon 37,891,504 shares of Common Stock outstanding.

	Shares Beneficially Owned as of February 28, 2003
Beneficial Owner	Number of Shares	Percentage of Class
Private Capital Management, L.P. (1)	4,871,530	12.86%
William N. Sick, Jr. Business Resources International, Inc. (2)	4,480,322	11.82
FMR Corp. (3)	3,674,003	9.70
Michael J. Watters (4).	3,076,633	8.12
Austin Ventures (5).	2,799,590	7.39
James P. Janicki (6).	1,635,822	4.15
T. Curtis Holmes, Jr. (7)	743,531	1.92
Glenn A. Etherington (8)	433,426	1.13
Sam L. Kelley (9)	282,576	*
Phillip C. Thrasher (10)	151,535	*
Royce W. Holland (11).	71,000	*
Lawrence J. Bouman (12)	66,600	*
John W. White (13).	61,667	*
John E. Berndt (14)	40,000	*
Terry L. Scott (15)	2,500	*
All directors and executive officers as a group (13 persons) (16)	3,890,670	9.37

*	Less than 1%

(1)	The address of Private Capital Management, L.P. is 8889 Pelican Bay Blvd., Naples, Florida 34108. Information with respect to such beneficial ownership was obtained from a Schedule 13G filed with the Securities and Exchange Commission and reflects shares beneficially owned by Private Capital Management, L.P. as of December 31, 2002.

(2)	Includes 2,333,967 shares held by Business Resources International, Inc., 229,536 shares held by Jill Melanie Sick 1991 Trust, 229,536 shares held by David Louis Sick 1991 Trust, 114,818 shares held by Louis Pitchlyn Williams 1992 Trust and 16,875 shares held by Jill M. Sick. The address of William N. Sick, Jr. is 565 Sheridan Road, Winnetka, Illinois 60093.

(3)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Information with respect to such beneficial ownership was obtained from a Schedule 13G filed with the Securities and Exchange Commission and reflects shares beneficially owned by FMR Corp. as of December 31, 2002.

(4)	Consists of shares held by The Watter’s Children Trust, the Michael and Carole Watters Charitable Remainder Trust and MCDA International Partnership, Ltd. The address of Mr. Watters is 101 E. Park Blvd., Suite 600, Plano, Texas 75024. Information with respect to such beneficial ownership was obtained from a Schedule 13G filed with the Securities and Exchange Commission and reflects shares beneficially owned by Mr. Watters as of December 31, 2002.

(5)	Includes 581,003 shares held by Austin Ventures IV-A, L.P., 1,218,997 shares held by Austin Ventures IV-B, L.P., 957,922 shares held by Austin Ventures VI, L.P., 26,942 shares held by Austin Ventures VI Affiliates Fund, L.P., 14,726 shares held by AV Partners IV, L.P. Does not include 685,403 shares held by certain individuals affiliated with Austin Ventures. The address of the Austin Ventures entities is 300 West 6th Street, Suite 2300, Austin, Texas 78701. Information with respect to such beneficial ownership was obtained from a Schedule 13G filed with the Securities and Exchange Commission and reflects shares beneficially owned by entities affiliated with Austin Ventures as of December 31, 2002.

(6)	Consists of (i) 111,230 shares held of record by Mr. Janicki and his spouse as joint tenants and (ii) 1,524,592 shares subject to stock options held by Mr. Janicki that are exercisable within 60 days of February 28, 2003. Of the shares beneficially owned by Mr. Janicki and his spouse, 319,092 are currently subject to a right of repurchase.

(7)	Includes 738,624 shares subject to stock options held by Mr. Holmes that are exercisable within 60 days of February 28, 2003, 334,874 of which are currently subject to a right of repurchase.

(8)	Includes 391,708 shares subject to stock options held by Mr. Etherington that are exercisable within 60 days of February 28, 2003, 195,604 of which are currently subject to a right of repurchase.

(9)	Includes 282,576 shares subject to stock options held by Mr. Kelley that are exercisable within 60 days of February 28, 2003, 223,826 of which are currently subject to a right of repurchase.

(10)	Includes 151,535 shares subject to stock options held by Mr. Thrasher that are exercisable within 60 days of February 28, 2003, 120,285 of which are currently subject to a right of repurchase.

(11)	Consists of 70,000 shares subject to stock options held by Mr. Holland that are exercisable within 60 days of February 28, 2003, 11,666 of which are currently subject to a right of repurchase.

(12)	Consists of 60,000 shares subject to stock options currently held by Mr. Bouman that are exercisable within 60 days of February 28, 2003, 11,666 of which are currently subject to a right of repurchase.

(13)	Consists of 61,667 shares subject to stock options held by Mr. White that are exercisable within 60 days of February 28, 2003, 3,332 of which are currently subject to a right of repurchase.

(14)	Consists of 40,000 shares subject to stock options currently held by Mr. Berndt that are exercisable within 60 days of February 28, 2003, 21,666 of which are currently subject to a right of repurchase.

(15)	Consists of 2,500 shares subject to stock options currently held by Mr. Scott that are exercisable within 60 days of February 28, 2003, all of which are currently subject to a right of repurchase.

(16)	Includes 3,636,700 shares subject to stock options that are exercisable within 60 days of February 28, 2003. Of the shares beneficially owned by all directors and executive officers as a group, 1,372,945 are currently subject to a right of repurchase.

COMPENSATION COMMITTEE REPORT

Responsibilities and Composition of the Committee

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for (i) establishing compensation programs designed to attract, motivate and retain key executives responsible for the Company’s success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company’s Chief Executive Officer and other executive officers. The Committee also makes recommendations to senior management with respect to the Company’s compensation policies and practices generally. The Committee is composed of two directors, currently Mr. Holland and Mr. Bouman. Neither of these directors has ever served as an employee of the Company.

This report describes the philosophy that underlies the cash and equity-based components of the Company’s executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company’s Chief Executive Officer and its executive officers in general.

For the 2002 fiscal year, the process used by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. However, the recommendations of the Company’s Chief Executive Officer were considered by the Committee when making the final compensation decisions concerning each other officer.

Compensation Philosophy and Objectives

The Committee believes that the Company’s executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company’s stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

•	Compensation levels for executive officers are benchmarked to the outside market, using published industry data relevant to the officers’ positions. Compensation decisions are made by referring to information regarding two groups of companies: companies with which the Company is expected to compete for executive talent; and companies within the industry groups with which the Company can expect to compete for investors. The Company obtained salary information on these companies through Culpepper & Associates, Inc. and William M. Mercer, independent organizations that provide comprehensive salary survey data for U.S. high technology and software companies. The benchmark companies against whom the Committee gauged the Company’s executive compensation may occasionally overlap those contained in the Morgan Stanley Index, which was used for comparison in the stock performance graph. The Committee, however, does not consider other companies’ performance in awarding executive compensation. Nor does the Committee refer to the Morgan Stanley Index as a guide for such compensation. Rather, the Committee examines several factors when setting salaries for executive officers, including:

•	the compensation of officers at software and technology companies generally;

•	the revenues of comparable software companies;

•	the types of software products sold by the comparable companies;

•	the geographic location of the comparable companies;

•	the primary sales method utilized by the comparable companies in selling their software products;

•	whether the comparable companies are publicly or privately held; and

•	the job responsibilities of the officers in the comparable companies.

•	The total compensation opportunity is targeted to be competitive with the compensation offered by these companies. The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build the Company’s business.

•	Compensation is tied to performance. A significant part of the total compensation opportunity is at risk, to be earned only if specific goals are met.

•	Incentive compensation is designed to reinforce the achievement of both short-and long-term corporate objectives.

Compensation of Executive Officers Generally

The Company’s executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a principal view to enhancing stockholder value.

Generally, the Company’s executive compensation program makes a significant portion of each executive’s cash compensation contingent upon growth and improvement in the Company’s results of operations, with the potential to earn exceptional rewards for exceptional performance. More specifically, the program is designed to provide compensation for meeting and exceeding internal goals and to provide incentives to increase the market value of the Common Stock. The program also is designed to attract and retain talented executives who are essential to the Company’s long-term success within a highly competitive industry that demands unique talents, skills and capabilities.

Compensation criteria are evaluated annually to ensure they are appropriate and consistent with the business objectives that are important in meeting the Company’s earnings per share, operating profit and revenue goals and in enhancing stockholder value. The Company’s executive compensation policies and programs are intended to (i) provide rewards contingent upon Company and individual performance, (ii) link executive compensation to sustainable increases in stockholder value, (iii) promote teamwork among executives and other Company employees, (iv) effect retention of a strong management team, and (v) encourage personal and professional development and growth.

The primary components of the Company’s executive compensation program are salary, performance bonuses and stock options.

Base Salary.    The Committee reviews the salary of each of its executive officers annually. The Committee’s review takes into consideration the Company’s revenue, earnings per share and operating profits and the duties and performance of each executive. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing base salaries of executives.

Incentive Bonuses.    The Company has established a bonus system for executive officers based on financial performance criteria, including revenue growth, profitability and percentage performance compared to established targets. During fiscal 2002, executive officers could earn annual bonuses targeted between 52% and 89% of their respective base salaries. Bonuses payable, if any, are paid semi-annually and are contingent upon the attainment of six-month objectives determined by the Committee. Other senior managers have similar bonus arrangements. Bonuses are typically determined based on the achievement of certain financial and operational goals for the Company including:

•	revenue achievement;

•	operating income; and

•	achievement of departmental objectives.

No bonuses were earned during fiscal 2002.

Stock Options and Equity Compensation.    The Committee believes that granting stock options and other forms of equity compensation to executive officers and other key employees is an important method of enhancing long-term profitability and stockholder value. The Committee views the Long-Term Incentive Plan as a vehicle to attract and retain experienced employees and to align the employee’s economic incentives with those of the Company’s stockholders. Under the Long- Term Incentive Plan, the Committee may grant options and other forms of equity compensation to executive officers who are expected to contribute materially to the Company’s future success. In determining the size of stock option and other equity grants, the Committee focuses primarily on the Company’s performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives. In addition, the Committee examines the option holdings of the executives and the competitive market for qualified executives. The Committee’s primary objectives in granting awards are the retention of its executives and to incentivize officers to improve the Company’s performance.

The Committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for the Company’s executive officers. Because they generally provide rewards to executives only to the extent the Company’s stock price increases after the options or other equity awards are granted, the Committee feels that stock options and other equity awards granted under the Long-Term Incentive Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote the ongoing success of the Company.

Policy on Deductibility of Compensation

It is the responsibility of the Committee to address the provisions of Section 162(m) of the Internal Revenue Code which, except in the case of “performance-based compensation” and certain other types of compensation, limits to $1,000,000 per person the amount of the Company’s federal income tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid executive officers. In that regard, the Committee must determine whether any actions with respect to Section 162(m) should be taken by the Company. The Committee has determined that the Section 162(m) deduction limitation has not applied to any compensation paid up to this time due to the exemption for publicly held corporations following an initial public offering. The Committee will take appropriate action when it is warranted in the future.

Chief Executive Officer Compensation

The Chief Executive Officer’s salary, bonus and long-term awards follow the policies set forth above. For 2002 Mr. Janicki’s base salary was $315,000. He also received $3,000 in profit sharing and/or matching contributions under the Company’s 401(k) Plan. No bonus was earned by Mr. Janicki in 2002. Mr. Janicki’s salary was not linked to any set corporate or personal performance goals.

The foregoing report has been approved by all of the members of the Committee.

THE COMPENSATION COMMITTEE

Royce J. Holland

Lawrence J. Bouman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Mr. Royce Holland, a director of the Company and member of the Compensation Committee, is Chairman of the Board, CEO and a 5% stockholder of Allegiance Telecom, a customer of the Company. Purchases by Allegiance from the Company in fiscal year 2002 accounted for $1,102,784 in revenue to the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John E. Berndt

Royce J. Holland

Terry L. Scott

John W. White

FEES PAID TO INDEPENDENT ACCOUNTANTS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP in 2002.

Audit fees, excluding audit related fees and all other fees	$176,500

Financial information systems design and implementation (1)	$0

All other fees:
Audit related fees (2)	47,848
Other non-audit services (3)	59,500

Total all other fees	$107,348

(1)	There were no financial information systems design and implementation services provided.
(2)	Audit related fees consisted principally of audits of financial statements of certain employee benefit plans, acquisition due diligence assistance, review of registration statements and issuance of consents.
(3)	Other non-audit fees consisted of tax compliance services.

Audit Fees, Financial Information Systems Design and Implementation Fees, and All Other Fees

Fees for the last annual financial statement audit, excluding audit related fees, were $176,500. No financial information systems design and implementation services were provided, and all other fees were $107,348, including fees for non-audit services of $59,500 and audit-related services of $47,848. Non-audit services consisted of tax compliance services. Audit-related services consists of fees for the issuance of consents, audit reports on the Company’s employee stock purchase plan and 401(k)/ profit sharing plan, and due diligence assistance.

The Audit Committee has considered whether the provision of the services covered under “Audit Fees, Financial Information Systems Design and Implementation Fees, and All Other Fees” is compatible with maintaining the principal accountant’s independence.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003. The Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests. KPMG LLP has audited the Company’s financial statements for each of the fiscal years ended December 31, 1997 through December 31, 2002. KPMG LLP’s representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

MANAGEMENT COMPENSATION`

General

The following table sets forth all compensation awarded or earned by the Company’s Chief Executive Officer and the four other most highly paid executive officers during the last three fiscal years (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options (#)	All Other Compensation(1)
James P. Janicki Chief Executive Officer	2002 2001 2000	$310,000 265,625 201,635	(2)	$0 78,797 153,457		$0 0		90,000 250,000 0	3,000 2,625 2,625

T. Curtis Holmes, Jr. President and Chief Operating Officer	2002 2001 2000	271,875 245,353 0		0 219,213 0	(3)	0 21,052 0	(4)	215,000 700,000 0	3,000 2,625 0

Glenn A. Etherington Chief Financial Officer	2002 2001 2000	221,875 197,688 179,438		0 40,052 100,965		0 0 0		170,000 75,000 55,000	3,000 2,625 2,625

Sam L. Kelley Executive Vice President – Services	2002 2001 2000	212,917 91,667 0		0 119,484 0	(5)	0 0 0		135,000 300,000 0	3,000 1,771 0

Phillip C. Thrasher Executive Vice President – America’s Sales	2002 2001 2000	225,953 0 0		0 0 0		0 0 0		300,000 0 0	3,000 0 0

(1)	Represents contributions made by the Company to each of our Named Executive Officers under the Company’s 401(k)/ profit sharing plan.
(2)	Includes payment in lieu of accrued vacation time in the amount of $2,885.
(3)	Includes a one-time relocation bonus in the amount of $160,000.
(4)	Represents moving expenses paid to a third party.
(5)	Includes a one-time signing bonus in the amount of $50,000.

Executive Option Grants

The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 2002.

Option Grants in Fiscal 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in Fiscal 2002(2)	Exercise Price Per Share	Expiration Date	5%	10%
James P. Janicki	90,000	2.2%	$5.84	2/19/07	$145,214	$320,884
T. Curtis Holmes, Jr.	65,000	1.6	5.84	2/19/07	104,876	231,750
	150,000	3.7	1.74	11/26/07	72,109	159,343
Glenn A. Etherington	45,000	1.1	5.84	2/19/07	72,607	160,442
	125,000	3.1	1.74	11/26/07	60,091	132,786
Sam L. Kelley.	35,000	0.9	5.84	2/19/07	56,472	124,788
	100,000	2.5	1.74	11/26/07	48,073	106,229
Phillip C. Thrasher.	125,000	3.1	6.19	3/1/07	213,773	472,382
	75,000	1.8	2.54	8/1/07	52,632	116,302
	100,000	2.5	1.74	11/26/07	48,073	106,229

(1)	Generally, shares under option grants become exercisable in near equal installments over four years. However, a substantial number of the options listed in the table (i) become exercisable in equal installments over two years and (ii) are immediately exercisable, but the shares issued upon exercise of such options are subject to repurchase by the Company at the original exercise price paid per share upon the optionee’s cessation of service prior to the lapsing of the repurchase right in such shares. The repurchase right lapses with respect to 25% of the option shares upon completion of 12 months of service from the grant date of the options, and with respect to the balance in a series of equal annual installments over the next three years of service. The option shares listed in the table above will be fully vested upon the dissolution or liquidation of the Company, or on certain reorganizations where there is no plan to convert or exchange the options into option shares of the surviving entity. Each of the options has a five-year term, subject to earlier termination in the event of the optionee’s cessation of service with the Company.
(2)	Based upon options to purchase an aggregate of 4,081,383 shares of Common Stock granted to employees of the Company in 2002 under the Long-Term Incentive Plan.
(3)	The potential realizable value is calculated based on the term of the option at the time of grant (five years). Annual stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company’s prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Option Exercises and Holdings

The following table sets forth information concerning stock options exercised by the Named Executive Officers during 2002, as well as the value of unexercised options held by such persons on December 31, 2002. The values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $1.38 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on December 31, 2002) also are included.

Aggregate Option Exercises in Fiscal 2002

and Fiscal Year-End Option Values

	Shares Acquired Upon Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002(1)		Value of Unexercised In-the-Money Options at December 31, 2002
Name			Vested	Unvested	Vested	Unvested
James P. Janicki.	—	—	1,183,000	397,500	$1,020,173	$31,200
T. Curtis Holmes, Jr.	—	—	231,250	683,750	—	—
Glenn A. Etherington.	—	—	184,854	381,750	—	—
Sam L. Kelley	—	—	50,000	385,000	—	—
Phillip C. Thrasher	—	—	—	300,000	—	—

(1)	Some of the unvested options are immediately exercisable, but such options are considered to be unvested because any shares purchased under those options will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee’s cessation of service with the Company, before the lapsing of the repurchase right in such shares. For those immediately exercisable options, the heading “Vested” refers to shares no longer subject to repurchase; the heading “Unvested” refers to shares subject to repurchase as of December 31, 2002. Those option shares that are not immediately exercisable will typically become exercisable as to 25% of the option shares upon completion of 12 months of service from the grant date of the options, with the balance vesting in a series of equal annual installments over the next three years of service.

Employment Contracts and Termination and Change in Control Arrangements

James P. Janicki’s employment agreement provides for his employment as Chief Executive Officer and Chief Technology Officer of the Company at an annual base salary of $315,000 in 2002, with a target bonus of 89% of his base salary in 2002 pursuant to the terms of the Company’s performance bonus plan. T. Curtis Holmes, Jr.’s employment agreement provides for his employment as President and Chief Operating Officer of the Company at an annual base salary of $275,000 in 2002, with a target bonus of 71% of his base salary in 2002 pursuant to the terms of the Company’s performance bonus plan. Glenn A. Etherington’s employment agreement provides for his employment as Chief Financial Officer of the Company at an annual base salary of $225,000 in 2002, with a target bonus of 56% of his base salary in 2002 pursuant to the terms of the Company’s performance bonus plan. Sam L. Kelley’s employment agreement provides for his employment as Executive Vice President – Professional Services of the Company at an annual base salary of $220,000 in 2002, with a target bonus of 52% of his base salary in 2002 pursuant to the terms of the Company’s performance bonus plan. Phillip C. Thrasher’s employment agreement provides for his employment as Executive Vice President – America’s Sales of the Company at an annual base salary of $190,650 in 2002, with a target bonus of 75% of his base salary in 2002 pursuant to the terms of the Company’s performance bonus plan. In addition to the target bonus, in the event that the Company overachieved certain targets each Named Executive Officer was eligible to receive an additional overachievement bonus equal to 25% of his target bonus amount. Each of the Named Executive Officers’ compensation is subject to annual review by the Compensation Committee of the Board of Directors. Under the employment agreements, each Named Executive Officer is subject to non-competition, non-solicitation and non-disclosure covenants.

The employment agreement for each Named Executive Officer provides severance benefits in the event that his employment is terminated (1) by the Company other than for cause, or (2) by the Named Executive Officer for good reason (e.g., a change in his status, title, position or responsibilities; the Company’s requiring him to be based outside of the location of the Company’s corporate headquarters; or any material breach by the Company of a provision of the employment agreement). Upon such termination without cause or with good reason, the Named Executive Officer shall receive an amount equal to one times his base salary plus his annual target performance bonus. In addition, any stock options granted up to the date of termination vest immediately upon termination.

The employment agreement for each Named Executive Officer also provides severance benefits in the event that, at any time during the twenty-four month period following a change in control of the Company, (1) his employment is terminated by the Company without cause, or by the Named Executive Officer for good reason (which includes the reasons set forth above, and also the failure by the Company to continue in effect the Named Executive Officer’s compensation or employee benefits in which he was participating prior to the change in control, or the failure of the Company to obtain an agreement from its successor to assume the employment agreement), or (2) his employment agreement is not renewed by the Company. Upon such termination, and in lieu of the severance benefits described in the preceding paragraph, the Named Executive Officer shall receive an amount equal to two times his base salary plus two times his annual target performance bonus. In the event that the amount paid to the Named Executive Officer exceeds a threshold set forth in the employment agreement and is subject to the excise tax provisions of the Internal Revenue Code of 1986, the employment agreement provides that the Named Executive Officer shall be paid a gross-up payment to cover the payment of the excise tax. In addition, any stock options granted up to the date of termination vest immediately upon termination, and the Named Executive Officer shall have one year following the date of termination to exercise any unexercised options held by him. A change in control is defined to include the acquisition by any person or group of, or the completion by any person or group of a tender or exchange offer for, more than 50% of the outstanding voting securities of the Company; a merger or consolidation of the Company which results in those stockholders of the Company prior to such merger or consolidation holding less than 50% of the total voting securities of the surviving or resulting entity; a transfer of substantially all of the property or assets of the Company; or the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors, of the lesser of three directors, or directors constituting a majority of the number of the directors of the Company then in office.

Each of the Named Executive Officers received options in 2002 to purchase shares of Common Stock. Under the terms of their respective option agreements, in addition to the vesting rights set forth above, if their employment terminates after a change in control occurs, they also will immediately vest in all shares that otherwise would have vested during the twenty-four months following the date their employment terminates.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Common Stock between November 18, 1999 and December 31, 2002 with the cumulative total return of the Nasdaq National Market Composite Index and the Morgan Stanley High Tech Index (the “MS High Tech Index”) over the same period. This graph assumes an investment of $100.00 on November 18, 1999 in the Common Stock, in the Nasdaq National Market Composite Index and the MS High Tech Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Common Stock. Information used in the graph was obtained from Morgan Stanley Dean Witter, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG METASOLV, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE MORGAN STANLEY HIGH TECH INDEX

*$100 INVESTED ON 11/18/99 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

	11/18/99	12/31/99	12/29/00	12/31/01	12/31/02
MetaSolv, Inc.	$100.00	$430.26	$48.03	$41.36	$7.26
Nasdaq National Market Composite Index	100.00	121.58	73.81	58.27	39.90
Morgan Stanley High Tech Index	100.00	117.60	135.63	64.75	36.74

The Company effected its initial public offering of its Common Stock on November 17, 1999 and trading of the Common Stock commenced on November 18, 1999. The price to the public on November 18, 1999 was $19 per share.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by Delaware law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Mr. Royce Holland, a director of the Company and member of the Compensation Committee, is Chairman of the Board, CEO and a 5% stockholder of Allegiance Telecom, a customer of the Company. Purchases by Allegiance from the Company in fiscal year 2002 accounted for $1,102,784 in revenue to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Company’s Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports disclosing their ownership of the Common Stock and their transactions in such Common Stock. Based upon the copies of Section 16(a) reports that the Company received from such persons for their 2002 fiscal year transactions in the Common Stock and their Common Stock holdings, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner, except each of Messrs. Holmes, Etherington, Hustis, Thrasher, Kelley and Cullen, executive officers of the Company, failed to timely file a Form 4 reporting a stock option grant received in November 2002. The late filings were reported with the filing of a Form 5 in 2003.

FORM 10-K

THE COMPANY WILL MAIL TO YOU WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR 2002. REQUESTS SHOULD BE SENT TO METASOLV, INC., 5560 TENNYSON PARKWAY, PLANO, TEXAS 75024, ATTN: JONATHAN K. HUSTIS, GENERAL COUNSEL.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2004 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received in writing by the Company’s Secretary not later than December 21, 2003 in order to be included. Such stockholder proposals should be addressed to MetaSolv, Inc., 5560 Tennyson Parkway, Plano, Texas 75024, Attn: Jonathan K. Hustis, Corporate Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Jonathan K. Hustis

Vice President—Business Services, General

Counsel and Corporate Secretary

Plano, Texas

April 18, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

Charter of the Audit Committee of the Board of Directors

(Amended November 5, 2002)

I.    Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s purpose includes the duties and responsibilities stated in Section III below, in order to:

•	Oversee the integrity of the Company’s accounting and financial reporting processes, and systems of internal controls regarding finance, accounting, legal and regulatory compliance.

•	Oversee the performance of the Company’s internal audit function.

•	Oversee the qualifications, independence, compensation, activities and performance of the Company’s independent auditors with respect to both audit and non-audit activities performed for the Company.

•	Produce an annual report on the Company’s financial reporting processes for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASDAQ, and any other exchange on which the Company authorizes its securities to be traded. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors within the standards set by applicable law, securities exchange rules or regulations, and the Company’s Governance Committee. Other than compensation received for service on the Company’s Board of Directors and any of its Committees, no member of the Audit Committee shall receive any consulting, advisory or other compensation from the Company or any of its subsidiaries.

All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. As required by applicable law, securities exchange rules or regulations; at least one member of the Audit Committee shall be a financial expert. The financial expert must have thorough education and experience as a public accountant, auditor, principal financial officer, comptroller, or principal accounting officer of an issuer, or from a similar position: (i) an understanding of GAAP and financial statements; (ii) experience in preparing or auditing financial statements of comparable issuers and applying such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience with internal accounting controls; and (iv) an understanding of audit committee functions.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the Board may designate a Chair.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least quarterly to discuss any matters that the Committee believe should be discussed with management or the independent auditors. The Audit Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditor’s limited review procedures.

III.    Audit Committee Responsibilities and Duties

Review of Charter, Financial Reporting, Policies and Processes

1.	Review and reassess the adequacy of this Charter annually. Certify in writing the adequacy of this Charter and its implementation annually, as required by the NASDAQ and any other exchange on which the Company authorizes its securities to be traded. Submit this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This review should include discussion with management and the independent auditors of significant issues regarding accounting policies, principles, practices and judgments.

3.	Prior to releasing the Company’s year-end earnings, the Audit Committee shall discuss the year-end earnings and the results of the Company’s audit with the independent auditors. The Audit Committee shall also discuss with the independent auditors and with management certain matters required to be communicated to audit committees in accordance with AICPA SAS 61

4.	Review with financial management and the independent auditors the Company’s quarterly financial statements and results prior to the release of earnings and the Company’s quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution. Discuss with financial management and the independent auditors the quality of the Company’s significant accounting principles as applied in the Company’s financial reporting for the period. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

5.	Review and discuss prior to their issuance the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Review and discuss with the Company’s management and the independent auditors any proposed off-balance sheet transactions or structures, and their effect on the Company’s financial results and operations, as well as the proposed disclosure regarding such transactions and structures in the Company’s public filings.

7.	Review and approve all related-party transactions, not including where such matters have been expressly referred to another committee of the Board composed entirely of independent directors.

8.	Receive and review the proposed disclosures of the Chief Executive Officer and Chief Financial Officer of the Company, as to matters for which those executives are required to certify under applicable law or regulations.

9.	In consultation with the Company’s management and the independent auditors, consider the integrity of the Company’s financial reporting process. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

10.

On an annual basis, review and discuss with the Company’s management its assessment of the effectiveness of the Company’s internal controls and procedures for financial reporting and review (annually) with the independent auditors the attestation to and report on, the assessment made by management and consider whether any changes to the internal controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report. In connection with the assessment review the Audit Committee should review with the Company’s management any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

11.	Establish procedures relating to the receipt and review of complaints about accounting, internal controls or audit matters, which shall include among others, procedures for the confidential and/or anonymous submission by employees of concerns regarding questionable accounting or audit matters.

Independent Auditors

12.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement). Also, the Audit Committee shall assure the rotation, as required by law, of the lead audit partner every five years. In addition to having the sole authority to engage the independent auditors for audit services, the Audit Committee must pre-approve the engagement of, and any fees paid to, the independent auditors by the Company for any non-audit services.

13.	On an annual basis, the Audit Committee shall review the independence and performance of the auditors and recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of the independent auditors when circumstances warrant. To assess the independent auditor’s independence, on an annual basis, the Audit Committee shall require the independent auditors to provide a formal written statement delineating all relationships between the auditors and the Company, consistent with applicable auditing standards. The Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence or objectivity. In reviewing the independence of the auditors one of the factors, among others, that the Audit Committee shall consider in determining auditor independence is the amount of non-audit services performed by the auditors during the fiscal year.

14.	On an annual basis the Audit Committee shall obtain and review a report of the independent auditors describing: the independent auditor’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

15.	The Audit Committee shall review the independent auditors’ audit plan and audit scope, staffing, locations, reliance upon management and general audit approach.

16.	The Audit Committee shall consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

17.	The Audit Committee shall review with the independent auditors any audit problems or difficulties encountered by the independent auditors and management’s response thereto.

18.	The Audit Committee shall review with the independent auditors any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any material written communications between the independent auditors and the Company’s management respecting auditing or accounting issues, and any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the independent auditors to the Company.

19.	The Audit Committee shall review with the independent auditors the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principals that the independent auditors have discussed with the Company’s management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

Internal Audit Department

20.	The Audit Committee shall have the sole authority to establish an internal audit department comprised of those employees of the Company knowledgeable in internal auditing processes and procedures. The Company’s management shall recommend to the Audit Committee an individual, qualified to serve as director of internal audit. The director of internal audit shall administratively report to the Company’s Chief Financial Officer, but have free and open access to the Audit Committee. Internal audit shall remain free from influence from the Company’s management in conducting its duties as outlined in the department’s internal charter, which shall be approved by the Audit Committee.

Internal auditing serves as a corporate resource in support of the Audit Committee. Internal auditing helps the Company accomplish its objectives by bringing a systematic, disciplined approach to evaluate and improve the effectiveness of the Company’s risk management practices, system of internal controls, and corporate governance processes.

The Audit Committee shall exercise an active oversight role with respect to the internal audit function. Oversight activities shall include reviewing and approving the internal audit charter, reviewing annual audit plans and budgets, examining audit results and requesting audit projects in matters of concern to the committee.

Legal Compliance

21.	On at least an annual basis, the Audit Committee shall review with the Company’s counsel, any legal compliance or regulatory matters.

22.	The Audit Committee shall receive and review reports from any Company attorney, or other source, of evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent thereof, as may be required under applicable law or regulation.

Other Audit Committee Responsibilities

23.	Submit budgetary information to the Company’s Chief Financial Officer, relating to appropriate funding of the Audit Committee’s activities as required under applicable law, regulations and this Charter.

24.	Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

25.	On a periodic basis, but in no event less than annually, the Audit Committee shall meet separately with the Company’s management, the Company’s internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

26.	Review and assess the Company’s policies with respect to risk assessment and risk management.

27.	Establish clear hiring policies and procedures for employees or former employees of the Company’s independent auditors.

28.	Adopt a code of ethics for senior financial officers and review, approve and require prompt disclosure to the public of any change in or waiver of the code of ethics for senior financial officers.

29.	Maintain minutes of meetings and regularly report to the Board of Directors on the results of the foregoing activities.

30.	Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

IV.    Performance Evaluation

The Audit Committee shall conduct an annual performance evaluation of the Audit Committee.

V.    Disclosure of Charter

This Charter will be made publicly available on the Company’s website, in the manner and at such times as may be required by applicable law or regulations, securities exchange rules or regulations, or the direction of the Company’s Board of Directors or Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS

(AS SET FORTH IN PROPOSAL 1.)

Please Mark Here for Address Change or Comments [    ]

SEE REVERSE SIDE

1.	To elect the following directors to serve for a term ending upon the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified:

FOR the nominees	WITHHOLD
listed below	AUTHORITY
(except as marked)	to vote for all nominee(s)
to the contrary below	listed below
[ ]	[ ]

Nominees: 01 Royce J. Holland, and 02 Terry L. Scott

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Dated:                                                                                                                                                                                                    , 2003

Signature

Signature (if held jointly)

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

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PROXY	PROXY

METASOLV, INC.

5560 Tennyson Parkway, Plano, Texas 75024

This Proxy is Solicited on Behalf of the Board of Directors of MetaSolv, Inc.

for the Annual Meeting of Stockholders to be held May 20, 2003

The undersigned holder of Common Stock, par value $.005, of MetaSolv, Inc. (the “Company”) hereby appoints Jonathan K. Hustis and Glenn A. Etherington, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 20, 2003 at 10:00 a.m. local time, at the Company’s headquarters located at 5560 Tennyson Parkway, Plano, Texas 75024, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS (AS SET FORTH IN PROPOSAL 1) AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Address Change/Comments (Mark the corresponding box on the reverse side)

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